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                                                                    Exhibit j(1)


                 [Letterhead of Sutherland Asbill & Brennan LLP]

                                 April 24, 2000

Board of Trustees
GE Insitutional Funds
3003 Summer Street
Stamford, CT 06905

                           RE:      GE Institutional Funds
                                    File Nos. 333-29337, 811-08257

Gentlemen:

                  We consent to the reference to our firm under the heading "Fund History and Additional Information -- Counsel" in the statement of additional information included in Post- Effective Amendment No. 11 to the Registration Statement on Form N-1A for GE Institutional Funds (File Nos. 333-29337, 811-08257). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By:      /s/ David S. Goldstein
                                                     ---------------------------
                                                              David S. Goldstein